Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements No. 333-114744 and No. 333-98933 on Form S-8 of our report dated June 27, 2011 relating to the AB Car Rental Services, Inc. Retirement Savings Plan For Bargaining Hourly Employees statements of net assets available for benefits as of December 31, 2010 and 2009 and the related statement of changes in net assets available for benefits for the year ended December 31, 2010, which appear in this Annual Report on Form 11-K.

/s/ J.H. Cohn LLP

Roseland, New Jersey

June 27, 2011

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